AMENDMENT NO. 1 PROSPECTUS SUPPLEMENT Dated December 6, 2019 (To the Registration Statement dated August 7, 2019)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-233108

7,763,975 Ordinary Shares

7,763,975 Warrants to Purchase Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus, Luokung Technology Corp. (the “Company”, “we” or “us”) is offering 7,763,975 shares of our Ordinary Shares, par value $0.01 per share, together with Warrants to purchase 7,763,975 additional Ordinary Shares (and this prospectus supplement also relates to such Ordinary Shares that are issuable from time to time upon exercise of the Warrants) (the “Offering”) directly to Acuitas Capital, LLC (the “Investor”). Each Warrant upon exercise at a price of $1.58 per Ordinary Share will result in the issuance of one (1) Ordinary Share to the holder of such Warrant. The Ordinary Shares can each be purchased only with the accompanying Warrants, but will be issued separately, and will be immediately separable upon issuance.

We expect to receive gross proceeds of up to approximately $10,000,000 from the Offering. The price per ordinary share sold in the Offering is $1.288, calculated as ninety two and five-tenths percent (92.5%) of the volume weighted average price for the Ordinary Shares traded on Nasdaq for the five trading day period starting on December 3, 2019. For each Ordinary Share purchased, investors will receive one (1) Warrant to purchase one (1) Ordinary Share for no additional consideration for such Warrant (for avoidance of doubt, not including the cost of the exercise of such Warrant). In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. There is no established trading market for the Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants will be limited.

Shares of our ordinary shares are currently traded on the NASDAQ Capital Market under the symbol “LKCO”. On January 23, 2020, the closing sale price of our ordinary shares was $1.04 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 5 of the accompanying prospectus and the risk factors contained in the documents incorporated by reference herein for a discussion of certain risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price Per Ordinary Share and Warrant	Total
Offering price per Ordinary Share and Warrant(1)	$1.288	$10,000,000
Proceeds to us, before estimated expenses, for the Ordinary Shares and Warrants	$1.288	$10,000,000

(1) The offering price is $1.288 per Ordinary Share and accompanying Warrant.

The date of this prospectus supplement is January 24, 2020.

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

On August 7, 2019, we filed with the Securities Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-233108) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, was declared effective on August 16, 2019 (the “Registration Statement”). Under this shelf registration process, we may, from time to time, sell up to $290,000,000 in the aggregate of Ordinary Shares and other types of securities as specified in the shelf Registration Statement.

Under this shelf registration process, we are offering to sell Ordinary Shares and Warrants to purchase additional Ordinary Shares, as well as the Ordinary Shares issuable upon exercise of the Warrants offered hereby. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this Offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Information by Reference” on page S-10 of this prospectus supplement before investing in our securities.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our primary executive offices are located at B9-8, Block B, SOHO Phase II, No 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China and our telephone number is (+86) 10-6506 5217.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “LKCO,” the “Company,” “we,” “us” and “our” or similar terms refer to Luokung Technology Corp., a corporation organized under the laws of the British Virgin Islands and its consolidated subsidiaries.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

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Cautionary Statement Regarding Forward-Looking Statements

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the prospectus. Many factors could affect our actual results, including those factors described under “Risk Factors” in our Form 20-F for the year ended December 31, 2018, incorporated by reference herein. You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. We do not assume any obligation to update any forward-looking statements made by us. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements. The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and the potential effects on us. Future developments actually affecting us may not be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Examples are statements regarding future developments with respect to the following:

●	our future business development, results of operations and financial condition;

●	expected changes in our net revenues and certain cost or expense items;

●	our ability to attract and retain customers; and

●	trends and competition in the spatial-temporal big-data processing and interactive location-based services market.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer only to Luokung Technology Corp. (“LKCO”) and its subsidiaries.

Additionally, unless we indicate otherwise, references in this prospectus to:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

General

We are a business company incorporated under the laws of the British Virgin Islands.

Corporate Information

Our principal executive offices are located at B9-8, Block B, SOHO Phase II, No 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number is: (+86) 10-6506 5217.

THE OFFERING

Ordinary shares offered by us pursuant to this prospectus supplement: 7,763,975 Ordinary Shares, 7,763,975 Warrants to purchase additional Ordinary Shares and the Ordinary Shares issuable upon exercise of the Warrants offered hereby.

Plan of Distribution	We are selling the Ordinary Shares and Warrants to purchase Ordinary Shares directly to selected investors. See “Plan of Distribution.”

Warrants offered by us	Warrants to purchase an aggregate amount of 7,763,975 Ordinary Shares. One Warrant will be issued per each Ordinary Share purchase pursuant to this offering for no additional consideration. Each Warrant will be exercisable immediately at an exercise price of $1.58. This prospectus supplement also relates to the offering of the Ordinary Shares issuable upon exercise of the Warrants.

Ordinary Shares outstanding immediately prior to this Offering	201,317,558 Ordinary Shares

Ordinary Shares to be outstanding after this Offering	209,081,533 shares following the sale of 7,763,975 Ordinary Shares hereby to selected investors.

Risk Factors	Investing in our Ordinary Shares and Warrants involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “RISK FACTORS” beginning on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus, and under similar headings in the other documents, including our Annual Report on Form 20-F, that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Use of Proceeds	We estimate that the net proceeds from the Offering to us, before expenses, will be approximately $9,950,000.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. See “Use of Proceeds” in this prospectus supplement.

Market symbol and market for the Ordinary Shares	Our ordinary shares are quoted and traded on NASDAQ Capital Market under the symbol “LKCO”.

Market for Warrants	There is currently no market for the Warrants offered hereby, and there can be no assurance a market will develop for such Warrants. The Warrants are not listed on any exchange, and we expect that we will undertake no efforts to list such Warrants on any exchange in the future.

Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risk factors below and in the accompanying prospectus and the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent periodic and current reports that we file with the SEC after the date of this prospectus supplement, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The risk factors below are limited to those that relate to this Offering, although as mentioned above, this is by no means an exhaustive account of any such potential risk factors. We encourage you to read the Risk Factors section included in the accompanying prospectus below for risk factors related to our business and operations.

Risks Related to the Offering

Our management will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of our securities.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying solely on the judgment of our management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for working capital and general corporate purposes, which may include working capital and research and development, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

The market price of our Ordinary Shares, and therefore the price of the Ordinary Shares receivable by investors upon exercise of our Warrants may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Ordinary Shares and Warrants at or above the offering price.

The price per Ordinary Share sold in the Offering is ninety two and five-tenths percent (92.5%) of the volume weighted average price for the Ordinary Shares traded on Nasdaq for the five trading day period starting on December 3, 2019, equal to $1.288 per share. If you purchase our Ordinary Shares in this offering, you may not be able to resell those shares at or above the offering price. We cannot assure you that the offering price of our Ordinary Shares, or the market price following our offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

Our Ordinary Shares is considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share and that is not listed on a national securities exchange, subject to specific exemptions. Historically, the price of our Ordinary Shares has fluctuated greatly. As of the date of this filing, the market price of our Ordinary Shares is less than $5.00 per share, and is therefore a “penny stock” according to SEC rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our Ordinary Shares, and may result in decreased liquidity for our Ordinary Shares and increased transaction costs for sales and purchases of our Ordinary Shares as compared to other securities.

The requirements of the Sarbanes-Oxley Act of 2002 and other U.S. securities laws impose substantial costs and may drain our resources and distract our management.

We are subject to certain of the requirements of the Sarbanes-Oxley Act of 2002 in the U.S., as well as the reporting requirements under the Exchange Act. The Exchange Act requires, among other things, filing of annual reports on Form 20-F and periodic reports on Form 6-K, following the occurrence of certain material events, with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We have identified a number of material weaknesses in our internal controls, as described in our Annual Report on Form 20-F incorporated by reference in this prospectus supplement. Meeting the requirements of the Exchange Act and the Sarbanes-Oxley Act may strain our resources and may divert management’s attention from other business concerns, both of which may have a material adverse effect on our business.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares and Warrants if the market price of our Ordinary Shares increases.

Provisions in our organizational documents and the laws of the British Virgin Islands might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our Ordinary Shares and the value of our Warrants.

Provisions of our memorandum and articles of association and the laws of the British Virgin Islands may discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for our Ordinary Shares. These provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management.

These provisions include:

●	limitations on the removal of directors, namely that removal of a director from office without cause by a resolution of the members will require the affirmative vote of the holders of 66 2/3 percent or more of the outstanding votes of the shares entitled to vote thereon;

●	shareholders may only call special meetings upon the written request of members holding 30 percent or more of the outstanding voting shares in the Company; and

●	providing that the board of directors is expressly authorized to adopt, or to alter our memorandum and articles of association.

 You may experience dilution in the future.

To the extent that the options we will grant to our officers, directors and employees, are ultimately exercised, you will sustain dilution. We may also acquire or license other technologies or finance strategic alliances by issuing equity, which may result in additional dilution to our shareholders. The exercise of any Warrants offered hereby will increase the number of our Ordinary Shares outstanding, and therefore would result in further dilution.

A substantial number of Ordinary Shares may be sold in the market, which may depress the market price for our Ordinary Shares.

Sales of a substantial number of shares of our Ordinary Shares in the public market could cause the market price of our Ordinary Shares to decline. A substantial majority of the outstanding shares of our ordinary shares are freely tradable without restriction or further registration under the Securities Act. Exercise of the Warrants and subsequent sale of the Ordinary Shares received by investors upon such exercise could cause the market price of our Ordinary Shares to decline.

The price of the Ordinary Shares and Warrants has been determined by our management.

The price per Ordinary Share sold in the Offering is ninety two and five-tenths percent (92.5%) of the volume weighted average price for the Ordinary Shares traded on Nasdaq for the five trading day period starting on December 3, 2019, equal to $1.288 per share. If you purchase our Ordinary Shares and Warrants in the Offering, you will pay a price that was determined by our Board of Directors. The offering price for our Ordinary Shares and Warrants may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Ordinary Shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Ordinary Shares.

The warrants are speculative in nature, and holders of Warrants will have no rights as holders of Ordinary Shares until they acquire such Shares.

The warrants offered hereby do not confer any rights of Ordinary Share ownership on their holders, such as voting rights or the right to receive dividends, if any, but merely represent the right to acquire shares of Ordinary Shares at a fixed price. Until you acquire Ordinary Shares upon exercise of your Warrants, you will have no rights with respect to Ordinary Shares issuable upon exercise of your warrant. Upon exercise of your Warrant, you will be entitled to exercise the rights of holders of Ordinary Shares as to the security exercised only as to matters for which the record date occurs after the exercise date. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Ordinary Shares and pay an exercise price of $1.58 per Ordinary Share. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market price of the Ordinary Shares will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

There is no established market for the Warrants to purchase Ordinary Shares offered hereby.

There is no established trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Use Of Proceeds

We estimate that the net proceeds from the Offering will be approximately $9,950,000, after deducting estimated offering expenses payable by us. We will only receive additional proceeds form the exercise of the Warrants issuable in connection with this offering if such Warrants are exercised at their exercise price $1.58 per Ordinary Share and the holders of such Warrants pay the exercise price in cash upon such exercise.

We intend to use the net proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures, and research and development expenditures.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this Offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DETERMINATION OF OFFERING PRICE

The offering price of the securities offered in this Offering has been determined arbitrarily by our Board of Directors. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of Ordinary Shares and Warrants to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Description of Securities TO BE REGISTERED

Ordinary Shares

In this Offering, we are offering 7,763,975 Ordinary Shares, $0.01 par value per share together with 7,763,975 Warrants to purchase our Ordinary Shares. In addition, we are registering an additional 7,763,975 Ordinary Shares, issuable upon exercise of the Warrants offered hereby. For a description of the Ordinary Shares and Warrants being offered hereby, please see “Description of Securities to be Registered” in the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and qualified in its entirety by the provisions of the applicable purchase agreement. Prospective investors should carefully review the terms and provisions of the applicable agreement for a complete description of the terms and conditions of the Warrants.

Form. The Warrants will be issued as individual Warrant agreements to the investors.

The Warrants will be issued separately from the Ordinary Shares, and may be transferred separately immediately thereafter. A warrant to purchase one (1) Ordinary Share will be issued for every one (1) Ordinary Share purchased in this Offering.

Exercisability. The Warrants are exercisable at any time after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise.

Exercise Price. The exercise price per Ordinary Share purchasable upon the exercise of the Warrants is $1.58.

Exchange Listing. We do not plan on applying to list the Warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Shareholder. Except by virtue of each holder’s ownership of Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

Plan Of Distribution

We are selling the Ordinary Shares, $0.01 par value per share, and Warrants directly to the purchasers thereof, and we are not engaging an underwriter or other agent to solicit investors or facilitate the issuance, conversion or exercise of such securities.

Subject to customary closing conditions, certain investors have agreed to purchase, and we have agreed to sell 7,763,975 Ordinary Shares and 7,763,975 Warrants to purchase Ordinary Shares. The price per Ordinary Share sold in the Offering is ninety two and five-tenths percent (92.5%) of the volume weighted average price for the Ordinary Shares traded on Nasdaq for the five trading day period starting on December 3, 2019, equal to $1.288 per share. The sale was completed on or before December 11, 2019. In negotiating the offering price per share of our Ordinary Shares and Warrants, we considered the dilution to our shareholders that will result from this offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Moore Stephens CPA Limited, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We have filed a registration statement on Form F-3 with the SEC under the Securities Act of 1933, as amended, with respect to the shares of our Ordinary Shares and Warrants offered by this prospectus. This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. For further information with respect to our Ordinary Shares, our Warrants and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein as well as annual, quarterly and periodic reports, proxy statements and other information we file with the SEC.

The registration statement and any other materials we file with the SEC may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov.

Incorporation of Certain Information By Reference

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	the Company’s Annual Report on Form 20-F for the year ended December 31, 2018; and

(b)	the Company’s Current Reports on Form 6-K filed on September 13, 2019, October 17, 2019, December 3, 2019, December 27, 2019 and December 30, 2019.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the earlier of the date declared effective or until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

LUOKUNG TECHNOLOGY CORP.

B9-8, Block B, SOHO Phase II, No 9,

Guanghua Road, Chaoyang District,

Beijing, People’s Republic of China

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Ordinary Shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

7,763,975 Ordinary Shares

7,763,975 Warrants to Purchase Ordinary Shares

Amendment No. 1 to Prospectus Supplement dated January 27, 2020

PROSPECTUS

$290,000,000
Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

LUOKUNG TECHNOLOGY CORP.

We may offer, issue and sell from time to time up to $290,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, including in the form of preferred shares, warrants to purchase ordinary shares or preferred shares, subscription rights, debt securities and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, preferred shares, warrants, subscription rights, debt securities, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can More Find Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our Ordinary Shares are listed on The NASDAQ Capital Market under the symbol “LKCO”. On August 6, 2019, the last reported price of our Ordinary Shares on The NASDAQ Capital Market was $9.22 per ordinary share.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 5, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 7, 2019

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $290,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, unless we indicate otherwise, “we”, “us”, “our”, “the Company” and “Luokung” refere to Luokung Technology Corp., as consolidated with its various subsidiaries. References to “ordinary shares”, “preference shares”, “warrants” and “share capital” refer to the ordinary shares, preference shares, warrants and share capital, respectively, of Luokung.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we have used industry and market data obtained from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. We have compiled, extracted and reproduced industry and market data from external sources that we believe to be reliable. We caution prospective investors not to place undue reliance on the above mentioned data. Unless otherwise indicated in the prospectus, the basis for any statements regarding our competitive position is based on our own assessment and knowledge of the market in which we operate. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The trademarks, trade names and service marks in this prospectus are the property of other respective owners.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

BUSINESS DESCRIPTION

LUOKUNG TECHNOLOGY CORP.

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a company incorporated under the laws of the British Virgin Islands (“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing.

We are a China-based provider of location-based services and mobile application products for long distance travelers in China. Our primary mobile application, the Luokung platform, consists of the Luokung mobile applications, a series of supporting software at the server end, and rail-Wi-Fi hardware and equipment on the trains that we serve. The LuoKung platform incorporates technologies covered by 22 patents and about 34 software copyrights, and serves as a content and service distribution platform that is tailored for particular travel stages featuring geographic location and social interactions. The content and services distributed by Luokung contain information, entertainment, travel, e-commerce, online to offline (“O2O”), advertisement and other marketing features.

Luokung mainly provides personalized and targeted services to long distance travelers in two locations: on the train and at the destination. Based on the travel environment, the core elements of our users’ needs include staving off boredom on trains and discovering and exploring new locations upon arrival. The main services contain entertainment services (videos and audio, digital readings, games specific and tailored to the travel stage) and social services (satisfying the demand for value discovery of unfamiliar destinations through social interaction among strangers based on locations). As of December 31, 2018, the Luokung platform featured about 51 million users.

We use the most valuable Wi-Fi location—the train Wi-Fi setting—as the entrance of our Luokuang platform and mobile applications. Passengers typically ride trains for long-distance and inter-provincial travel purposes. The long periods of monotonous journeys and the cost concerns for roaming traffic fees enable the combination of entertainment content service needs and Wi-Fi access needs. Our rail-Wi-Fi becomes a valuable and sophisticated Wi-Fi service in this setting—not just Wi-Fi connection service, but a provider of sophisticated services through a Wi-Fi connection. We do not define ourselves as a train Wi-Fi communication service operator but as a long-distance travel mobile service and location-based service provider. The rail Wi-Fi is our access point to a significant pool of users and the entrance to acquiring additional users.

The recommender services focus on providing targeted push services to users while travelling in unfamiliar cities. Local information and guidance service are precisely pushed according to individual user’s interest and taste, including restaurants, entertainment, living styles, local snacks, local products, scenic spots, cultural history and stories. The guidance service is User Generated Content which is shared and distributed by individual users including travelers, local residents and local businesses.

In June 2018, China Railway Gecent Technology Co., Ltd. (or “Gecent”) (established jointly by China Railway Investment Co., Ltd., Geely Holding Group and Tencent Holdings Ltd.) obtained the exclusive right to build and operate on train Wi-Fi for all the High-speed trains in China. It provides a full-travelling service including on train Wi-Fi, entertainments, news, online meals order, online specialty retailer and connecting travel. As the pathfinder in on-train Wi-Fi market in China, we have accumulated great experiences and resources in construction and operation on train Wi-Fi on express trains in China, which enable us to cooperate with Gecent to provide location-based services through the provision of our map SDKs (Software Development Kit) and APIs (Application-programming Interface), including services at train stations covering navigation and OTO services, and to provide movie content SDK, movie copyrights and operating services to the users of Gecent’s mobile application. Through the cooperation with Gecent, we are able to expand our services to more valuable high-speed train passengers, while the high-speed train Wi-Fi in China will cover about 3 billion passenger trips till the year of 2020.

Through the acquisition of Superengine Holding Limited (“Superengine”), we obtained patented technologies in spatial-temporal big data indexing, storage, transmission and visualization that can support the full vector maps without tile, which can be effectively applied to HD maps, location-based services, smart cities, intelligent transportation systems, mapping and surveying, remote sensing and monitoring. We possess fifteen patents and nine patent application rights in U.S., Europe, Japan and China. Our graphics processing system is a thousand times more efficient than competing technologies in querying, retrieving, transmitting and rendering graphical information, and allowing TB (Terabyte) sized data to be released in seconds, which enable our customers to obtain real-time operational intelligence by harnessing the value of their database.

Other Recent Events

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a company incorporated under the laws of the British Virgin Islands (“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokung” and “SuperEngine”. “Luokung” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing. In May 2010, we consummated an initial public offering of our American Depository Shares, or ADSs, for gross proceeds of $16 million, and our ADSs were listed on the NASDAQ Capital Market under the ticker symbol “KONE”. On August 17, 2018, we completed the transactions contemplated by the Asset Exchange Agreement (“AEA”) with C Media Limited (“C Media”) entered into on January 25, 2018. On August 20, 2018, we changed our name to Luokung Technology Corp., our American Depository Shares (“ADSs”) were voluntarily delisted from the NASDAQ Capital Market on September 19, 2018 and on January 3, 2019 our ordinary shares started trading on NASDAQ under the ticker symbol “LKCO”.

On August 17, 2018, we consummated an asset exchange transaction, pursuant to which we exchanged all issued and outstanding capital stock in Topsky Info-Tech Holdings Pte Ltd., the parent of Xi’an Softech Co., Ltd, for the issued and outstanding capital stock of LK Technology (the “Asset Exchange”). In connection with the Asset Exchange, we changed our name on August 20, 2018, and on September 20, 2018, issued to the shareholders of C Media Limited, the former parent of LK Technology, (i) 185,412,599 of our ordinary shares, par value $0.01 per share and (ii) 1,000,000 of our preferred shares. Upon the consummation of the Asset Exchange, we ceased our previous business operations and became a company focused on the provision of location-based service and mobile application products for long distance rail travelers in China.

On August 25, 2018, LK Technology entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders of Superengine, a limited liability company organized under the laws of the British Virgin Islands, pursuant to which LK Technology acquired all of the issued and outstanding capital stock of Superengine for an aggregate purchase price of US$60 million (the “Purchase Price”), which are paid by the issuance of our Ordinary Shares in an amount equal to the quotient of (x) the Purchase Price divided by (y) the average of the closing prices of the Ordinary Shares on the NASDAQ Capital Market over the 12 months period preceding July 31, 2018. We are a party to the Agreement in connection with the issuance of the Ordinary Shares and certain other limited purposes.

Corporate Information

Our principal executive offices are located at LAB32, SOHO 3Q, No 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China 100020.   Our website is www.luokung.com.  We routinely post important information on our website.  The information contained on our website is not a part of this annual report.

Our agent for service of process in the United States is Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, New Jersey 07601.

RISK FACTORS

An investment in our ordinary shares involves risk. Before you invest in ordinary shares issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the risks described in page 3 to page 19 of our Annual Report on Form 20-F, filed on April 24, 2019, for our most recent fiscal year, which are incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The risk factors related to our business contained in or incorporated by reference into this prospectus comprise the material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Going Concern Note

The Company’s consolidated financial statements that are incorporated by reference have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred losses from operations of $10,819,852, $6,871,542 and $12,283,219 for the years ended December 31, 2018, 2017 and 2016, respectively. As of December 31, 2018, the Company had cash of $1,192,218 and a working capital deficit of $2,195,377. These conditions indicate the existence of substantial doubt over the Company’s ability to continue as a going concern. In order to alleviate the substantial doubt, the Company intend to meet the cash requirements for the next 12 months from the issuance date of this report through a combination of debt and equity financing such as by way of private placements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about our Company and industry and involve risks and uncertainties. All statements other than statements of historical fact in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our future business development, results of operations and financial condition;

●	expected changes in our net revenues and certain cost or expense items;

●	our ability to attract and retain customers; and

●	trends and competition in the spatial-temporal big-data processing and interactive location-based services market.

You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this annual report discuss factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures and the acquisitions of new technologies and investments.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018. You should read this table in conjunction with our consolidated financial statements and the related notes included in our annual report on Form 20-F for the year ended December 31, 2018, which are incorporated by reference herein.

The capitalization table does not include pro-forma adjustments for the number of shares which are being registered on the registration statement of which this prospectus is a part and may be sold under the prospectus, because the full number of shares that may be sold cannot be specifically determined as it will be based on the market price of an ordinary share from time to time when puts are made by the Company.

As of December 31, 2018
USD$
Long term borrowings	244,755
Shareholders’ equity:
Preferred Shares ($0.01 par value; 1,000,000 shares authorized, issued and outstanding)	10,000
Ordinary Shares ($0.01 par value; 250,000,000 shares authorized; 199,317,558 shares issued and outstanding)	1,993,176
Additional paid in capital	102,125,814
Accumulated deficit	(41,863,694)

Accumulated other comprehensive loss	835,463
Total Luokung Technology Corp. shareholders’ equity	63,100,759

Total equity	63,100,759
Total capitalization	63,345,514

Plan of Distribution

The Securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our memorandum and articles of association authorize the issuance of up to a maximum of 251,000,000 shares, which are designated as (i) 250,000,000 of ordinary shares of which 200,317,558 ordinary shares are issued and outstanding, and (ii) 1,000,000 preferred shares of which 1,000,000 preferred shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company.

The following is a summary of the material provisions of our ordinary shares and our memorandum and articles of association.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an ordinary share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a preferred share of the Company confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more private transactions, subject to applicable law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more public transactions, subject to applicable law and automatic conversion of such preferred share(s) into ordinary share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid Ordinary Shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part, does not purport to be complete and is subject to and qualified in its entirety by our memorandum of association and articles of association and by the applicable provisions of British Virgin Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $290,000,000 in the aggregate of:

●	ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into ordinary shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into ordinary shares of, another series of preferred shares or other securities. The debt securities, the preferred shares, the ordinary shares and the warrants are collectively referred to in this prospectus as the “Securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

As of the date of this prospectus, our memorandum and articles of association authorize the issuance of up to a maximum of 251,000,000 shares, which are designated as (i) 250,000,000 of ordinary shares of which 200,317,558 ordinary shares are issued and outstanding, and (ii) 1,000,000 preferred shares of which 1,000,000 preferred shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company.

The following is a summary of the material provisions of our ordinary shares and our memorandum and articles of association.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an ordinary share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Preferred Shares

As of the date of this prospectus, our memorandum and articles of association authorize the issuance of up to a maximum of 1,000,000 preferred shares of which 1,000,000 preferred shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company. As of the date of this prospectus, no preferred shares were authorized and not issued and outstanding.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a preferred share which is currently issued and outstanding confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more private transactions, subject to applicable law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more public transactions, subject to applicable law and automatic conversion of such preferred share(s) into Ordinary Share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid Ordinary Shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

Our board may fix the rights, preferences, privileges and restrictions of authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our ordinary shares or any series of preferred shares;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred shares and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of the preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preferred per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	any listing of preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred shares terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the shareholders. The rights of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, preferred shares and/or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or preferred shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or preferred share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or preferred shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as senior, subordinated debt and/or convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities, unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

We are paying all of the expenses of the registration of our ordinary shares under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $136,360 which at the present time include the following categories of expenses:

SEC registration fee	$35,148

Legal fees and expenses	$50,000

Accounting fees and expenses	$5,000

Total	$90,148

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our ordinary shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus will be passed upon for us by Conyers Dill & Pearman 29th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong.

EXPERTS

The consolidated financial statements as of December 2018 and 2017 and for the fiscal years ended December 31, 2018, 2017 and 2016 incorporated by reference into this prospectus have been audited by Moore Stephens CPA Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares being offering under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to our Company and the ordinary shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement are available for inspection and copying as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed on April 24, 2019;

●	our Form 6-K filed on July 9, 2019;

●	the description of the ordinary shares contained in our Registration Statement on Form 8-A, filed on May 7, 2010 (SEC File No. 001-34738), and any other amendment or report filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide paper copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

Luokung Technology Corp.
Attention: Investor Relations
LAB 32, SOHO 3Q, No 9, Guanghua Road
Chaoyang District, Beijing
People’s Republic of China, 100020 (tel.) (86) 10-85866721

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Article 157 of our articles of association requires that differences arising between the Company and any member in respect of the true intent and construction or the incidence or consequences of articles of association or the BVI Business Companies Act, touching anything done or executed, omitted or suffered in pursuance of the BVI Business Companies Act or touching any breach or alleged breach or otherwise relating to the premises or to articles of association or to the BVI Business Companies Act or other BVI law affecting the Company or to any of the affairs of the Company, be referred to arbitration.  Other than with respect to disputes of the type set out in  Article 157, arbitration is not stated to be the means for resolving matters with our shareholders.  This provision does not apply to claims made under the federal securities laws of the United States.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. The majority of our directors and officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been informed by Conyers Dill & Pearman our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

●	the foreign court issuing the judgment had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process; and

●	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

LUOKUNG TECHNOLOGY CORP.

Up to

$290,000,000
Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

PROSPECTUS

August 7, 2019

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER OF THESE ORDINARY SHARES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS AND YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.